Exhibit 99.1

BWX Technologies Announces Third Quarter 2015 Results

- GAAP EPS of $0.98 ($0.38 in Prior Year Period), Adjusted EPS of $0.40 ($0.30 in Prior Year Period)

- Growth in Revenue and Operating Income Across All Segments Compared to Prior Year Period

- 2015 Adjusted EPS At Higher End of Previous Guidance Range of $1.30 to $1.40

- 2016 Adjusted EPS Guidance of $1.45 to $1.55

- Share Repurchase Activity Accelerating

LYNCHBURG, Va.--(BUSINESS WIRE)--November 4, 2015--BWX Technologies, Inc. (NYSE: BWXT) (“BWXT” or the “Company”) today reported third quarter 2015 revenues of $359.0 million, an increase of $21.6 million, or 6.4%, from the third quarter of 2014. GAAP earnings per share from continuing operations for the third quarter of 2015 were $0.98 compared to $0.38 in the third quarter of 2014. Adjusted (Non-GAAP) earnings per share from continuing operations, which excludes a $0.58 per share impact of income related to proceeds from a legal judgment, was $0.40 compared to $0.30 in the third quarter of 2014. Unless stated otherwise, the results of operations discussed in this release are on a continuing operations basis and exclude the results of operations from our former Power Generation business, which are included as part of discontinued operations in the attached financial statements.

“In our first quarter as a standalone company we were able to build on the successes of the first half of the year and deliver another solid quarter. Improved third quarter revenue and operating income demonstrates management’s commitment to execution,” said Mr. John A. Fees, Executive Chairman. “Our Nuclear Operations segment continued to provide strong results in the third quarter. In addition, the Nuclear Energy segment delivered impressive revenue and operating income growth as work began on the China steam generator project and the segment continues to improve its margin. As we approach the end of the year, we are well positioned for strong results heading into 2016.”

Results of Operations

The Company’s consolidated revenues for the third quarter of 2015 were $359.0 million, an increase of 6.4%, compared to $337.4 million for the third quarter of 2014. Revenue was up in each segment of our business. The Nuclear Operations segment revenues reached record third quarter levels, increasing to $303.3 million in the third quarter of 2015 from $297.5 million in the same quarter in 2014, primarily due to increased manufacturing volume as well as growth in our Nuclear Fuel Services business. Revenues from the Nuclear Energy segment were $34.9 million compared to $21.5 million in the prior year period due to growth in its services business as well as initiating work on the China steam generator project, which was booked during the second quarter of 2015. The Technical Services segment revenues reached $21.3 million in the third quarter of 2015 compared to $20.2 million in the same quarter in 2014, an increase of 5.4%.

GAAP operating income for the third quarter was $131.0 million, an increase of $96.3 million compared to $34.7 million in the same period of 2014. In addition to the increase in each of our segments’ operating income, the increase in consolidated GAAP operating income is also attributable to $65.7 million of operating income related to proceeds from a legal judgment in litigation with one of our insurers. Operating income in the Nuclear Operations segment increased slightly with $62.7 million in the period compared to $61.9 million in the prior year period. Our Nuclear Energy segment reported operating income of $1.4 million in the period compared to a loss of $6.7 million in the prior year period as the segment saw growth in its services business and began work on the China steam generator project. Our Technical Services segment operating income increased $3.4 million to $8.3 million, primarily due to improved fees associated with achieving performance milestones at one of our sites as well as favorable billing rate adjustments compared to the prior year period.

The effective tax rate for the third quarter of 2015 was 32.6%, which includes the benefit of $4.9 million of discrete items due to the remeasurement of uncertain tax positions as a result of the close of a previously ongoing IRS audit as well as adjustments related to the filing of our 2014 federal income tax return.

Excluding the income from the litigation proceeds, adjusted operating income for the third quarter of 2015 was $65.2 million, or an increase of 31.2% compared to adjusted operating income of $49.7 million in the third quarter of 2014. The improved adjusted operating income was driven by growth and margin improvement in the Nuclear Energy segment, improved performance in the Technical Services segment, reduced corporate costs and reduced mPower spending.

“We are pleased with the results we’ve made across our different businesses during this period,” said Mr. Fees. “In addition to the solid results in all of our segments, we were able to return capital to our shareholders by resuming execution of our current share repurchase authorization following the recent spin-off of our former Power Generation business. As we move toward the end of the year, we are committed to increasing our share buyback activity and will continue to manage our capital allocation in order to best drive value for our shareholders. Additionally, we are making progress on our previously announced objectives. The Nuclear Energy segment is on track with our expectations for the recovery of that business and the Technical Services segment posted solid results this quarter as we continue to be optimistic about the segment’s long-term growth opportunities. New Chief Operating Officer Rex Geveden will focus our improvement efforts in the Nuclear Energy and Technical Services segments as well as bring a fresh perspective to our Nuclear Operations segment as we continue to execute on our strategic priorities.”

Liquidity and Debt

The Company generated consolidated cash flows from operations of $155.6 million in the third quarter of 2015 compared with $22.5 million, inclusive of cash flows of our former Power Generation business, in the third quarter of 2014, driven primarily by proceeds from a legal judgment and improvements in project cash flows. At the end of the third quarter, the Company’s cash and investments position, net of restricted cash, was $144.5 million.

As of September 30, 2015, outstanding balances under our credit facility included a $300 million term loan and letters of credit issued under the facility totaling $69.9 million, resulting in $530.1 million of availability under our credit facility, which excludes the additional $250 million accordion provision available to us for term loan, revolving credit borrowings and letter of credit commitments.

Share Repurchases

During the third quarter of 2015, the Company repurchased 0.7 million shares of its common stock at a total cost of $18 million. We plan to accelerate our share repurchase activity starting in the fourth quarter of 2015 utilizing existing repurchase authorizations that will expire by February 25, 2016. On October 30, 2015, our Board of Directors approved a new $300 million repurchase authorization for a two-year period beginning February 26, 2016.

Quarterly Dividend

On October 30, 2015, our Board of Directors declared a quarterly cash dividend of $0.06 per common share. The dividend will be payable on December 16, 2015 to shareholders of record on November 20, 2015.

Outlook

Guidance provided for 2015 remains largely unchanged at the segment level. The Company still expects that revenue from Nuclear Operations will be consistent with levels achieved in the last two years and expects an operating margin in the high teens for the remainder of the year, with some potential for upside. We expect the adjusted earnings per share for 2015 to be at the higher end of our 2015 guidance range of $1.30 to $1.40. Adjusted earnings per share exclude mark-to-market adjustments for pension and post-retirement benefits, restructuring and spin costs, litigation proceeds, and one-time tax charges.

For the full year 2016, the Company expects to achieve consolidated revenues between $1.40 and $1.45 billion. Adjusted earnings per share for 2016 are expected to be between $1.45 and $1.55, which excludes mark-to-market adjustments for pension and post-retirement benefits. The Company also expects the following for 2016:

  Nuclear Operations revenues consistent with levels achieved in the last three years and expected operating margin in the high teens with some potential for upside
  Technical Services operating profit in the range of $15 to $20 million, mostly from equity income
  Nuclear Energy revenues in the $160 to $190 million range with the full year operating margin around 10%, achieved by year end
  mPower spending capped at or below $15 million while management continues to evaluate options
  Corporate unallocated spend of $15 to $20 million
  Effective tax rate for 2016 is expected to be in the range of 34% to 36%
  An increase in the organic capital expenditures range to be between $55 and $60 million in order to support the Ohio Replacement Class work
  Depreciation and amortization of $40 to $45 million

Conference Call to Discuss Third Quarter 2015 Results

Date: Thursday, November 5, 2015, at 8:30 a.m. EST

Live Webcast: Investor Relations section of website at www.bwxt.com

Forward-Looking Statements

BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to 2015 results; management’s plans and expectations regarding our share repurchase activity, capital allocation and opportunities in our segments, as well as outlook and guidance for 2015 and 2016. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, adverse changes in Federal appropriations to government programs in which we participate; our ability to obtain new contract awards; adverse changes in the industries in which we operate and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2014 and subsequent quarterly reports on Form 10-Q. BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About BWXT

BWX Technologies, Inc. is a leading supplier of nuclear components and fuel to the U.S. government; provides technical, management and site services to support governments in the operation of complex facilities and environmental remediation activities; and supplies precision manufactured components and services for the commercial nuclear power industry. BWXT has approximately 5,300 employees and significant operations in Lynchburg, Va.; Erwin, Tenn.; Mount Vernon, Ind.; Euclid, Ohio; Barberton, Ohio; and Cambridge, Ontario, as well as more than a dozen U.S. Department of Energy sites around the country. A company overview presentation, which will be presented at investor conferences and meetings throughout this quarter, is available on the Investor Relations section of our website. For additional information please visit our website at www.bwxt.com.

EXHIBIT 1

BWX TECHNOLOGIES, INC. RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)

	Three Months Ended September 30, 2015
	GAAP	Pension & OPEB MTM (Gain) / Loss	Spin / Other Restructuring	Impairment (Gains) / Charges	Litigation Proceeds	Non-GAAP

Operating Income	$131.0	$-	$-	$-	$(65.7)	$65.2
Other Income / (Expense)	27.1	-	-	-	(29.1)	(2.0)
Income Tax (Expense) / Benefit	(51.6)	-	-	-	31.6	(20.0)
Net Income (Loss)	106.5	-	-	-	(63.2)	43.3
Net Loss Attributable to Non-Controlling Interest	(0.2)	-	-	-	-	(0.2)
Net Income (Loss) Attributable to BWXT	$106.3	$-	$-	$-	$(63.2)	$43.1

Diluted Shares Outstanding	108.2					108.2
Diluted Earnings per Common Share	$0.98	$-	$-	$-	$(0.58)	$0.40

Tax Rate	32.6%					31.6%

	Three Months Ended September 30, 2014
	GAAP	Pension & OPEB MTM (Gain) / Loss	Spin / Other Restructuring	Impairment (Gains) / Charges	Litigation Proceeds	Non-GAAP

Operating Income	$34.7	$9.1	$5.9	$-	$-	$49.7
Other Income / (Expense)	15.9	-	-	(18.6)	-	(2.8)
Income Tax (Expense) / Benefit	(10.9)	(2.3)	(1.9)	-	-	(15.1)
Net Income (Loss)	39.8	6.7	4.0	(18.6)	-	31.8
Net Loss Attributable to Non-Controlling Interest	0.9	-	-	-	-	0.9
Net Income (Loss) Attributable to BWXT	$40.6	$6.7	$4.0	$(18.6)	$-	$32.7

Diluted Shares Outstanding	107.4					107.4
Diluted Earnings per Common Share	$0.38	$0.06	$0.04	$(0.17)	$-	$0.30

Tax Rate	21.4%					32.2%

(1) May not foot due to rounding.

(2) BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures.

BWXT believes the non-GAAP measures provide meaningful insight into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT’s ongoing operations.

EXHIBIT 1 (continued)

BWX TECHNOLOGIES, INC. RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)

	Nine Months Ended September 30, 2015
	GAAP	Pension & OPEB MTM (Gain) / Loss	Spin / Other Restructuring	Impairment (Gains) / Charges	One Time Tax (Benefit) / Charges	Litigation Proceeds	Non-GAAP

Operating Income	$196.3	$2.2	$42.6	$-	$-	$(65.7)	$175.4
Other Income / (Expense)	20.5	-	-	-	-	(29.1)	(8.6)
Income Tax (Expense) / Benefit	(76.8)	(0.7)	(12.2)	-	3.5	31.6	(54.6)
Net Income (Loss)	140.1	1.4	30.4	-	3.5	(63.2)	112.2
Net Loss Attributable to Non-Controlling Interest	0.3	-	-	-	-	-	0.3
Net Income (Loss) Attributable to BWXT	$140.4	$1.4	$30.4	$-	$3.5	$(63.2)	$112.5

Diluted Shares Outstanding	107.6						107.6
Diluted Earnings per Common Share	$1.30	$0.01	$0.28	$-	$0.03	$(0.59)	$1.05

Tax Rate	35.4%						32.7%

	Nine Months Ended September 30, 2014
	GAAP	Pension & OPEB MTM (Gain) / Loss	Spin / Other Restructuring	Impairment (Gains) / Charges	One Time Tax (Benefit) / Charges (3)	Litigation Proceeds	Non-GAAP

Operating Income	$106.8	$9.1	$32.2	$-	$-	$-	$148.1
Other Income / (Expense)	14.7	-	-	(18.6)	-	-	(4.0)
Income Tax (Expense) / Benefit	(27.4)	(2.3)	(10.9)	-	(5.8)	-	(46.4)
Net Income (Loss)	94.1	6.7	21.4	(18.6)	(5.8)	-	97.8
Net Loss Attributable to Non-Controlling Interest	7.9	-	-	-	-	-	7.9
Net Income (Loss) Attributable to BWXT	$102.0	$6.7	$21.4	$(18.6)	$(5.8)	$-	$105.7

Diluted Shares Outstanding	109.5						109.5
Diluted Earnings per Common Share	$0.93	$0.06	$0.20	$(0.17)	$(0.05)	$-	$0.97

Tax Rate	22.6%						32.2%
(1) May not foot due to rounding.

(2) BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures.

BWXT believes the non-GAAP measures provide meaningful insight into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT’s ongoing operations.

(3) Amount relates to the first quarter of 2014.

CONDENSED CONSOLIDATED BALANCE SHEETS ASSETS

	September 30,	December 31,
	2015	2014
	(Unaudited)
	(In thousands)

Current Assets:
Cash and cash equivalents	$135,921	$123,624
Restricted cash and cash equivalents	17,381	50,835
Investments	2,251	4,837
Accounts receivable – trade, net	180,108	165,144
Accounts receivable – other	27,206	6,094
Contracts in progress	266,826	290,622
Inventories	10,970	9,926
Deferred income taxes	42,832	38,320
Other current assets	21,735	32,127
Assets of discontinued operations – current	-	752,273

Total Current Assets	705,230	1,473,802

Property, Plant and Equipment	831,043	880,848
Less accumulated depreciation	568,773	573,048

Net Property, Plant and Equipment	262,270	307,800

Investments	6,300	7,606

Goodwill	168,585	169,914

Deferred Income Taxes	132,067	132,778

Investments in Unconsolidated Affiliates	33,812	31,256

Intangible Assets	58,863	60,227

Other Assets	43,595	50,133

Assets of Discontinued Operations – Non-Current	-	623,420

TOTAL	$1,410,722	$2,856,936

BWX TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS LIABILITIES AND STOCKHOLDERS’ EQUITY

	September 30,	December 31,
	2015	2014
	(Unaudited)
	(In thousands, except share and per share amounts)

Current Liabilities:
Notes payable and current maturities of long-term debt	$11,250	$15,000
Accounts payable	60,184	88,985
Accrued employee benefits	60,863	85,433
Accrued liabilities – other	54,135	44,232
Advance billings on contracts	140,925	107,437
Accrued warranty expense	15,985	15,889
Income taxes payable	34,627	15,778
Liabilities of discontinued operations – current	-	446,881

Total Current Liabilities	377,969	819,635

Long-Term Debt	288,750	285,000

Accumulated Postretirement Benefit Obligation	26,890	29,956

Environmental Liabilities	59,117	56,259

Pension Liability	303,540	308,927

Other Liabilities	22,972	43,126

Liabilities of Discontinued Operations – Non-Current	-	299,832

Commitments and Contingencies

Stockholders’ Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 122,611,572 and 121,604,332 shares at September 30, 2015 and December 31, 2014, respectively	1,226	1,216
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	-	-
Capital in excess of par value	15,964	775,393
Retained earnings	746,278	642,489
Treasury stock at cost 15,781,393 and 14,915,776 shares at September 30, 2015 and December 31, 2014, respectively	(446,562)	(423,990)
Accumulated other comprehensive income	732	3,596
Stockholders’ Equity – BWX Technologies, Inc.	317,638	998,704
Noncontrolling interest	13,846	15,497
Total Stockholders’ Equity	331,484	1,014,201

TOTAL	$1,410,722	$2,856,936

BWX TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Unaudited)
	(In thousands, except share and per share amounts)

Revenues	$358,970	$337,352	$1,051,592	$1,055,256

Costs and Expenses:
Cost of operations	250,558	242,607	727,685	752,980
Research and development costs	1,518	3,877	8,999	50,498
Gains on asset disposals and impairments, net	-	(625)	(3)	(625)
Selling, general and administrative expenses	47,550	55,289	152,736	158,628
Special charges for restructuring activities	-	5,922	16,608	17,059
Income related to litigation proceeds	(65,728)	-	(65,728)	-
Costs to spin-off the Power Generation business	-	-	25,987	-
Total Costs and Expenses	233,898	307,070	866,284	978,540

Equity in Income of Investees	5,894	4,449	11,028	30,101

Operating Income	130,966	34,731	196,336	106,817

Other Income (Expense):
Interest income	30,028	145	30,262	376
Interest expense	(1,231)	(2,832)	(6,792)	(4,637)
Other – net	(1,666)	18,563	(2,950)	18,926
Total Other Income (Expense)	27,131	15,876	20,520	14,665

Income from continuing operations before provision for income taxes and noncontrolling interest	158,097	50,607	216,856	121,482

Provision for Income Taxes	51,589	10,853	76,789	27,395

Income (loss) from continuing operations before noncontrolling interest	106,508	39,754	140,067	94,087

Income (loss) from discontinued operations, net of tax	(2,474)	20,649	(8,311)	30,962

Net Income	$104,034	$60,403	$131,756	$125,049

Net (Income) Loss Attributable to Noncontrolling Interest	(164)	811	224	7,646

Net Income Attributable to BWX Technologies, Inc.	$103,870	$61,214	$131,980	$132,695

Amounts Attributable to BWX Technologies, Inc.’s Common Shareholders:
Income from continuing operations, net of tax	$106,344	$40,626	$140,397	$101,987
Income (loss) from discontinued operations, net of tax	(2,474)	20,588	(8,417)	30,708
Net Income Attributable to BWX Technologies, Inc.	$103,870	$61,214	$131,980	$132,695

Earnings per Common Share:
Basic:
Income from continuing operations	$0.99	$0.38	$1.31	$0.93
Income (loss) from discontinued operations	(0.02)	0.19	(0.08)	0.28
Net Income Attributable to BWX Technologies, Inc.	$0.97	$0.57	$1.23	$1.22

Diluted:
Income from continuing operations	$0.98	$0.38	$1.30	$0.93
Income (loss) from discontinued operations	(0.02)	0.19	(0.08)	0.28
Net Income Attributable to BWX Technologies, Inc.	$0.96	$0.57	$1.23	$1.21

Shares used in the computation of earnings per share:
Basic	106,962,168	107,105,986	106,952,744	109,103,879
Diluted	108,184,304	107,444,284	107,634,732	109,482,318

BWX TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:	(Unaudited) (In thousands)
Net Income	$131,756	$125,049
Non-cash items included in net income from continuing operations:
Depreciation and amortization	65,010	57,400
Income of investees, net of dividends	(221)	16,920
Losses on asset disposals and impairments, net	26,441	3,870
Gain on exchange of USEC investment	-	(18,647)
In-kind research and development costs	-	5,830
Recognition of losses for pension and postretirement plans	3,587	12,952
Stock-based compensation and thrift plan expense	25,105	11,786
Excess tax benefits from stock-based compensation	(381)	(568)
Changes in assets and liabilities:
Accounts receivable	(273)	(62,220)
Accounts payable	(33,825)	(115,271)
Contracts in progress and advance billings on contracts	59,020	(74,214)
Inventories	(561)	138
Income taxes	(17,257)	(11,804)
Accrued and other current liabilities	5,417	13,206
Pension liability, accrued postretirement benefit obligation and employee benefits	(41,340)	(66,679)
Other, net	16,380	17,057
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	238,858	(85,195)
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in restricted cash and cash equivalents	1,578	2,745
Purchases of property, plant and equipment	(52,193)	(55,877)
Acquisition of business, net of cash acquired	-	(127,705)
Purchase of intangible assets	-	(722)
Purchases of securities	(9,711)	(21,225)
Sales and maturities of securities	5,441	31,663
Proceeds from asset disposals	60	846
Investment in equity method investees	-	(4,900)
NET CASH USED IN INVESTING ACTIVITIES	(54,825)	(175,175)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of short-term borrowing and long-term debt	-	(4,424)
Increase in short-term borrowing	-	2,855
Borrowings under the Credit Agreement	177,350	809,300
Repayments under Credit Agreement	(177,350)	(504,900)
Payment of debt issuance costs	(4,929)	(5,390)
Repurchase of common shares	(18,088)	(149,774)
Dividends paid to common shareholders	(28,105)	(32,799)
Exercise of stock options	3,646	3,854
Excess tax benefits from stock-based compensation	381	568
Cash divested in connection with spin-off of Power Generation business	(307,562)	-
Other	(332)	(202)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(354,989)	119,088
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(6,092)	(7,913)
TOTAL DECREASE IN CASH AND CASH EQUIVALENTS	(177,048)	(149,195)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	312,969	346,116
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$135,921	$196,921
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$5,294	$3,573
Income taxes (net of refunds)	$82,054	$52,845
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$2,161	$3,201

BWX TECHNOLOGIES, INC. BUSINESS SEGMENT INFORMATION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Unaudited)
	(In thousands)
REVENUES:
Nuclear Operations	$303,304	$297,489	$879,493	$877,141
Technical Services	21,261	20,236	61,434	70,706
Nuclear Energy	34,927	21,529	113,350	114,236
Other	-	-	-	278
Adjustments and Eliminations	(522)	(1,902)	(2,685)	(7,105)

TOTAL	$358,970	$337,352	$1,051,592	$1,055,256

SEGMENT INCOME:
Nuclear Operations	$62,720	$61,893	$191,877	$180,103
Technical Services	8,340	4,951	15,475	34,818
Nuclear Energy	1,382	(6,698)	79	(4,627)
Other	(2,357)	(5,140)	(12,015)	(63,782)
SUBTOTAL	$70,085	$55,006	$195,416	$146,512
Corporate	(4,847)	(5,286)	(20,052)	(13,569)
Income Related to Litigation Proceeds	65,728	-	65,728	-
Special Charges for Restructuring Activities	-	(5,922)	(16,608)	(17,059)
Cost to Spin-Off Power Generation Business	-	-	(25,987)	-
Mark to Market Adjustment	-	(9,067)	(2,161)	(9,067)
TOTAL	$130,966	$34,731	$196,336	$106,817

DEPRECIATION AND AMORTIZATION:
Nuclear Operations	$9,613	$7,380	$28,841	$21,037
Technical Services	10	-	11	1
Nuclear Energy	1,542	1,614	4,936	4,968
Other	-	263	550	712
Corporate	2,130	3,204	9,214	9,489

TOTAL	$13,295	$12,461	$43,552	$36,207

CAPITAL EXPENDITURES:
Nuclear Operations	$8,715	$7,101	$24,667	$24,210
Technical Services	-	-	-	-
Nuclear Energy	1,543	4,852	4,197	13,089
Other	-	99	-	1,983
Corporate	1,334	1,215	12,095	5,709

TOTAL	$11,592	$13,267	$40,959	$44,991

BWX TECHNOLOGIES, INC. BUSINESS SEGMENT INFORMATION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Unaudited)
	(In thousands)
BACKLOG:
Nuclear Operations	$2,451,945	$2,376,438	$2,451,945	$2,376,438
Technical Services	5,712	4,475	5,712	4,475
Nuclear Energy	341,952	273,415	341,952	273,415

TOTAL	$2,799,609	$2,654,328	$2,799,609	$2,654,328

BOOKINGS:
Nuclear Operations	$155,970	$93,426	$550,760	$877,434
Technical Services	14,273	12,523	64,443	70,155
Nuclear Energy (1)	994	100,837	194,945	238,863

TOTAL	$171,237	$206,786	$810,148	$1,186,452
(1) Nuclear Energy’s bookings are net of unfavorable currency translation adjustments affecting backlog in the third quarter, totaling $27.9 million.

CONTACT:
BWX Technologies, Inc.
Investor Contact:
Alan Nethery
Vice President, Investor Relations
980-365-4300, Investors@bwxt.com
or
Media Contact:
Jud Simmons
Communications Director
434-522-6462, hjsimmons@bwxt.com